EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        CADUS PHARMACEUTICAL CORPORATION

                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

          Cadus Pharmaceutical Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That at a meeting of the Board of Directors of the
Corporation resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation to change the name of the Corporation to Cadus Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

          SECOND:   That thereafter, pursuant to resolutions of its Board of
Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD:    That, in accordance with the foregoing, Article FIRST of the
Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                     "FIRST: The name of the Corporation is
                     CADUS CORPORATION (the "Corporation")."

          FOURTH:   That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Michele A. Paige, its President, this 20th day of June, 2003.

                                                CADUS PHARMACEUTICAL CORPORATION


                                                By:    /s/ Michele A. Paige
                                                   -----------------------------
                                                   Michele A. Paige, President

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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CADUS PHARMACEUTICAL CORPORATION
                       (formerly Cadus Therapeutics Corp.)


          CADUS   PHARMACEUTICAL   CORPORATION,   a  Delaware  corporation  (the
"Corporation"), hereby certifies as follows:

          1.   The name of the Corporation is CADUS PHARMACEUTICAL CORPORATION.

          2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 23, 1992, under the name Cadus Therapeutics Corp.

          3. This Restated Certificate of Incorporation (the "Restated Certificate") which was duly adopted in accordance with Sections 242 and 245, with prompt written notice thereof having been given to the stockholders of the Corporation pursuant to Section 228(d), of the General Corporation Law of the State of Delaware, amends and restates the provisions of the present certificate of incorporation, as amended, of the Corporation.

          4. Immediately upon filing this Restated Certificate, the text of the present certificate of incorporation, as amended, is hereby amended and restated to read in full as set forth herein:

          FIRST:    The  name  of  the   Corporation  is  CADUS   PHARMACEUTICAL
CORPORATION (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The  purpose of the  Corporation  is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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          FOURTH:   The  total  number  of shares  of  capital  stock  which the
Corporation shall have authority to issue is 35,000,000, all of which shall be Common Stock having a par value of $.01 per share.

          FIFTH: The Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders of the Corporation, but the stockholders of the Corporation may make additional by-laws and may amend or repeal any by-law whether adopted by them or otherwise.

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          EIGHTH:   The Corporation  shall,  to the fullest extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to

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the benefit of the heirs,  executors,  and  administrators of such a person. The
Corporation shall advance expenses for the defense of any director, officer, employee or agent prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Corporation if it is ultimately determined that such party is not entitled to indemnification. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Jeremy M. Levin, its President, and attested by James S. Rielly, its Secretary, on July 18, 1996.

                                                CADUS PHARMACEUTICAL CORPORATION

                                                By: /s/Jeremy M. Levin
                                                   -------------------------
                                                     Jeremy M. Levin,
                                                     President

Attest:

/s/ James S. Reilly
----------------------
James S. Rielly,
Secretary

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